EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Boatim Inc. (the “Company”) on Form 10-K for the period ending August 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Teck Siong LIM, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(3)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification.

Date: December 2, 2020	By:	/s/ Teck Siong LIM
Teck Siong LIM
Chief Financial Officer (Principal Financial and Accounting Officer)